UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

LIVENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38694	82-4699376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-5900

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTHM	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.		☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2020, Livent Corporation, a Delaware corporation (the “Company”), agreed to sell to the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers agreed to purchase from the Company, $225.0 million aggregate principal amount of the Company’s 4.125% Convertible Senior Notes due 2025 (the “Initial Notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase from the Company up to an additional $33.75 million aggregate principal amount of the Company’s 4.125% Convertible Senior Notes due 2025 (the “Additional Notes” and, together with the Initial Notes, the “Notes”) pursuant to the Purchase Agreement for a period of 13 days from, and including, the date the Initial Notes are issued. The issuance of the Initial Notes was consummated on June 25, 2020 (the “Closing Date”).

The net proceeds the Company received from the offering of the Notes was approximately $217.8 million, after deducting the Initial Purchasers’ discounts and commissions and offering expenses payable by the Company. The Company expects to use approximately $217.8 million of the net proceeds from this offering to repay amounts outstanding under its senior secured revolving credit facility, and intends to allocate an amount equal to the net proceeds from this offering to finance or re-finance, in part or in full, new and/or existing “eligible green projects,” designed to align with the provisions of the International Capital Market Association Green Bond Principles 2018, and for working capital and other general corporate purposes. Certain of the Initial Purchasers and/or their affiliates are lenders or agents under the Company’s senior secured revolving credit facility and therefore will receive a portion of the net proceeds of this offering.

The Initial Notes were, and any Additional Notes will be, issued pursuant to an indenture, dated as of the Closing Date (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 4.125% per annum on the principal amount thereof, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021. The Notes will mature on July 15, 2025 (the “Maturity Date”), unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes are the senior unsecured obligations of the Company and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

Holders may convert all or any portion of their Notes at their option, in multiples of $1,000 principal amount, at any time prior to the close of business on the business day immediately preceding January 15, 2025 in the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•	during the five business day period after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock and the conversion rate for the Notes on each such trading day;

•	if the Company calls any or all of the Notes for redemption, any such Notes that have been called for redemption may be converted at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; and

•	upon the occurrence of specified corporate events, as provided in the Indenture.

On or after January 15, 2025, to the close of business on the business day immediately preceding the Maturity Date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the applicable conversion rate at any time at the option of the holder regardless of the foregoing conditions.

The initial conversion rate for the Notes will be 114.4885 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $8.73 per share of the Company’s common stock, and is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election.

In addition, following certain corporate events or following issuance of a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called for redemption during the related redemption period in certain circumstances.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after July 20, 2023 and before the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company sends such redemption notice. No “sinking fund” is provided for the Notes. If the Company undergoes a “fundamental change” (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The events of default, as set forth in the Indenture, include (i) default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days, (ii) default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise, (iii) failure by the Company to comply with its obligations to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, (iv) failure by the Company to give (x) a fundamental change notice or a “make-whole fundamental change” notice, in each case as provided in the Indenture, or (y) a notice of certain corporate events as provided in the Indenture, in each case, when required by the Indenture, (v) failure by the Company to comply with its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company and the Trustee to comply with any of its other agreements under the Indenture or the Notes, (vii) default by the Company or any of its “significant subsidiaries” (as defined in the Indenture) with respect to indebtedness for borrowed money of at least $50.0 million (x) resulting in such indebtedness becoming or being declared due and payable or (y) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity or otherwise, in each case, subject to cure period and notice requirements specified in the Indenture, (viii) certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries, or (ix) final judgment or judgments for the payment of $50.0 million or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its significant subsidiaries.

If an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any action or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 60-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs (in addition to any additional interest that may accrue as a result of a registration default as provided for in the Indenture).

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which the Company’s failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed in accordance with the terms of the Indenture and the Notes, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 365th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes at a rate equal to 0.50% per annum during the period in which the Notes remain so restricted.

The Initial Notes were, and any Additional Notes will be, offered and sold in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Notes and any shares of the Company’s common stock issuable upon conversion thereof have not been and will not be registered under the Securities Act or any applicable state securities laws, and the Notes and any such shares may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

A copy of the Indenture and form of 4.125% Convertible Senior Note due 2025 are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Initial Notes were, and any Additional Notes will be, issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Initial Notes were, and any Additional Notes will be, resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers” in accordance with Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security (including without limitation the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “may,” “might,” “will,” “will continue to,” “will likely result,” “should,” “expect,” “expects,” “intends,” “plans,” “anticipates,” “believe,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “forecast,” “is confident that,” “plans,” or “projects,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about the Company, may include projections of the use of proceeds from the offering, the Company’s future financial performance, the Company’s anticipated growth strategies and anticipated trends in the Company’s business. These statements are only predictions based on the Company’s current expectations and projections about future events. There are important factors that could cause the Company’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Currently, one of the most significant factors is the potential adverse effect of the current coronavirus (“COVID-19”) pandemic on the financial condition, results of operations, cash flows and performance of the Company, which is substantially influenced by the potential adverse effect of the pandemic on the Company’s customers and suppliers and the global economy and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors that could cause the Company’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include a decline in the growth in demand for electric vehicles; volatility in the price for performance lithium compounds; adverse global economic conditions; competition; quarterly and annual fluctuations of the Company’s operating results; risks relating to the Company’s planned production expansion and related capital expenditures, including any temporary suspension of the Company’s expansion efforts; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; liquidity and access to credit; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds, the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; the success of the Company’s research and development efforts; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where the Company has active operations; customer concentration and the possible loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; employee attraction and retention; union relations; cybersecurity breaches; the Company’s ability to protect its intellectual property rights; the lack of proven reserves; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to the Company’s separation from FMC Corporation; risks related to ownership of the Company’s common stock, including price fluctuations and lack of dividends; as well as the other factors described under the caption entitled “Risk Factors” in the Company’s 2019 Form 10-K filed with the Securities and Exchange Commission on February 28, 2020, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2020 and in the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 8, 2020. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of June 25, 2020, between Livent Corporation and U.S. Bank National Association.

4.2	Form of 4.125% Convertible Senior Notes due 2025 (included as Exhibit A to Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVENT CORPORATION

Date: June 25, 2020	By:	/s/ Gilberto Antoniazzi
Gilberto Antoniazzi
Vice President and Chief Financial Officer